Registration No. 333-11121

Registration No. 333-45577

Registration No. 333-62287

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REG. NO. 333-11121

POST EFFECTIVE AMENDMENT NO. 1TO FORM S-8 REG. NO. 333-45577

POST EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4 REG. NO. 333-62287

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CYTEC INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

22-3268660

(I.R.S. Employer Identification No.)

Five Garret Mountain Plaza, Woodland Park, NJ 07424

(Address of Principal Executive Offices) (Zip Code)

CONAP, INC. EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN;

REGISTERED RETIREMENT SAVINGS PLAN OF CYTEC CANADA INC.; and

THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION

1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN AND

THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION

1997 STOCK OPTION PLAN

(Full title of the plans)

Roy Smith, Vice President, General Counsel and Secretary

Cytec Industries Inc., Five Garret Mountain Plaza, Woodland Park, NJ 07424

(Name and address of agent for service)

(973) 357-3100

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Cytec Industries Inc. (the “Company”) is filed to deregister all securities that were previously registered but have not been sold or otherwise issued as of the effective date of this Post-Effective Amendment under the Registration Statements:

1.	Registration Statement No. 333-11121 regarding the Conap, Inc. Employees’ Savings and Profit Sharing Plan filed with the Securities and Exchange Commission (the “SEC”) on August 30, 1996;

2.	Registration Statement No. 333-45577 regarding the Registered Retirement Savings Plan Of Cytec Canada Inc. filed with the Securities and Exchange Commission (the “SEC”) on February 4, 1996; and

3.	Registration Statement No. 333-62287 regarding the The American Materials and Technologies Corporation 1996 Incentive and Nonqualified Stock Option Plan and The American Materials and Technologies Corporation 1997 Stock Option Plan filed with the Securities and Exchange Commission (the “SEC”) on August 26, 1998.

The Company has terminated all offerings of its securities pursuant to above Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration by means of post-effective amendment any securities registered under the Registration Statements that remain unsold at the termination of such offerings, the Company hereby removes from registration any securities previously registered but not sold or otherwise issued under the Registration Statements as of the effective date of this Post-Effective Amendment.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Woodland Park and State of New Jersey, on the 21st day of November, 2011.

CYTEC INDUSTRIES INC.

By:	/s/ Shane D. Fleming
Name:	Shane D. Fleming
Title:	Chairman of the Board, President and
Chief Executive Officer

By:	/s/ David M. Drillock
Name:	David M. Drillock
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities indicated on the 21st day of November, 2011.

Name	Title

/s/ Shane Fleming Shane D. Fleming	Chairman of the Board, President and Chief Executive Officer

C. A. Davis	Director
A. G. Fernandes	Director
L. L. Hoynes, Jr.	Director
B. C. Johnson	Director
C. P. Lowe	Director
W.P. Powell	Director	/s/ Roy Smith Attorney in Fact
T. W. Rabaut	Director
J. R. Satrum	Director
R. P. Sharpe	Director

The Plan

Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodland Park, State of New Jersey, on the 21st day of November, 2011.

CONAP, INC. EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN; REGISTERED RETIREMENT SAVINGS PLAN OF CYTEC CANADA INC.; and THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN AND THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION

1997 STOCK OPTION PLAN

By:	/s/ Marilyn R. Charles
Name:	Marilyn R. Charles
Title:	Vice President, Human Resources

EXHIBIT INDEX

Exhibit Number	Description

24.1*	Power of Attorney

*	Filed herewith.